EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF EBULLION, INC.

In connection with the accompanying Annual Report on Form 10-K of eBullion, Inc. for the year ended March 31, 2017, the undersigned, Kee Yuen Choi, President and Chief Executive Officer of EBullion, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the quarter ended March 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the quarter ended March 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of EBullion, Inc.

Date: July 5, 2017	/s/ Kee Yuen Choi
Kee Yuen Choi
Chief Executive Officer (principal executive officer)